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                                                                 EXHIBIT 23.3



                     [COOPERS & LYBRAND L.L.P. LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


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We consent to the inclusion in Amendment No. 4 to Form S-1 of WFS Financial
Auto Loans, Inc. relating to the Auto Receivable Backed Securities, Series 1996-D of the WFS Financial 1996-D Owner Trust (Registration No. 33-99418) of our report dated January 17, 1996 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries. We also consent to the reference to our Firm under the caption "Experts."



                                      /s/ Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.


New York, New York
December 12, 1996